ADDENDUM TO EMPLOYMENT CONTRACT
This ADDENDUM TO EMPLOYMENT CONTRACT (this “Addendum”), effective as of [*], 2025 (the “Effective Date”), by and between 9323-9044 Qc Inc. (dba MSWIPE Technologies Inc.) with its principal offices located at 9090 av du Parc, Suite 355, Montreal, Quebec H2N 1Y8 (the “Company”), and ___________________, an individual residing at [*] (the “Consultant”), serves as an addendum to that certain Employment Contract between the Company and the Consultant, entered into as of [*] (the “Original Contract”). Each of the Company and the Consultant is individually a “Party” and, collectively, are the “Parties.”
WHEREAS, there is an indirect change in control of the Company as of the Effective Date and, in connection therewith the indirect parent of the Company has been requested to execute and deliver to the Consultant this Addendum to the Original Contract;
WHEREAS, the Consultant is willing to execute and deliver to the Consultant this Addendum to the Original Contract to the Company in consideration for his continued employment by the Company without modification due to the indirect change in control of the Company;
NOW, THEREFORE, in consideration of the presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.Recitals. The recitals of this Addendum are agreed to be accurate and shall be incorporated into this Addendum as if set forth in full hereat.
2.Additional Terms of this Addendum to the Original Contract.
(a)Work Product. The Consultant acknowledges and agrees that all right, title, and interest in and to the product of all work and services to be performed by the Consultant hereunder and under the Original Contract (collectively, the “Work Product”) shall belong to, and shall upon their creation become the exclusive property of the Company. All Work Product shall be deemed a “work made for hire” to the full extent of that doctrine under the laws of the United States of America, Canada, and the Province of Quebec and of all other nations and jurisdictions having the same or a similar law or doctrine. The Consultant covenants and agrees promptly to execute, upon the Company’s written demand, any and all documents necessary or appropriate to confirm, perfect, and protect the Company’s rights as owner in and to all Work Product. In the event that the Consultant wrongfully refuses or is unable to execute any such documents, the Consultant hereby irrevocably appoints the Company as the Consultant’s attorney-in-fact with power and authority to execute any such documents on behalf of and in the name and place of the Consultant, which power is coupled with an interest.
(b)Confidential Information. “Confidential Information” means: (i) any information disclosed by the Company to the Consultant, either directly or indirectly, in writing, orally, or by inspection of tangible objects that has been designated by the Company as “confidential,” either in writing or orally, prior to, at, or promptly after the time of disclosure, or that the Consultant clearly understands (by the nature of the information) to be confidential, proprietary information of the Company and (ii) any information obtained or derived by the Consultant, directly or indirectly, through inspection, examination, review, or analysis of the such information. Confidential Information may also include information of a third party that is in the possession of
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the Company and is disclosed to the Consultant. Confidential Information does not include information: (x) that is or becomes publicly known without any breach of this Addendum or (y) that is independently developed by the Consultant without use of any Confidential Information (the Consultant shall bear the burden of establishing the applicability of this exception by competent evidence).
The Consultant shall not, without the prior written consent of the Company: (a) use Confidential Information for any purpose other than to perform the services; (b) disclose Confidential Information to any third party; (c) reverse engineer the function or mechanism of any Confidential Information; (d) make any copies of Confidential Information; (e) enter into a transaction with any third party, the existence of or opportunity for which was first disclosed by the Company to the Consultant as Confidential Information; or (f) remove any Confidential Information from the Company’s premises. Immediately upon termination of this Addendum, the Consultant shall return to the Company and delete from any personal computer or other device all originals and all copies of any Company property, Confidential Information, and all materials, documents, notes, manuals, computer disks, computers or lists containing or embodying Confidential Information, or relating directly or indirectly to the business of Company that are in the Consultant’s possession or control. The Consultant specifically acknowledges that the Company’s possession of its Confidential Information gives the Company a competitive advantage over other companies or persons who do not possess such Confidential Information, and, therefore, that any disclosure to or use of Confidential Information by persons not engaged by the Company or who are not authorized by the Company to receive or use the information will cause harm to the Company and provides such persons an unfair competitive advantage that they would not have had without having obtained access to such Confidential Information.
(c)Covenant Not to Compete. During the Term and for the period of twenty-four (24) months thereafter, upon termination of the consulting relationship between the Consultant and the Company for any reason, whether or not voluntarily by either of the Parties, the Consultant agrees that he will not become employed by, consult with, or directly or indirectly own, become interested in, or become involved in any manner whatsoever in any business that is or will be similar to or competitive with any aspect of the business of the Company or any of its affiliates wherever any such entity is located and wherever any such entity has conducted its business at any time during the Term or has announced, whether internally or to parties outside of the Company or any affiliate, that it intends to conduct business outside of such location or geographic areas The Consultant agrees that should a court find the geographical scope of this covenant unreasonably broad, such court should nevertheless enforce this covenant to the extent that it deems reasonable. The Consultant specifically acknowledges and agrees that the foregoing restriction on competition with the Company will not prevent the Consultant from obtaining gainful employment or other consulting services following termination of the consulting relationship between the Consultant the Company and is a reasonable restriction upon the Consultant’s ability to compete with the Company and to secure such gainful employment or other consulting services.
3.Injunctive Relief. The Consultant agrees that his violation or threatened violation of any of the provisions of Paragraph 2 of this Addendum shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, the Consultant consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting the Consultant from any violation or threatened violation of such provisions and compelling the Consultant to comply with such provisions. This Paragraph 3 shall
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not affect or limit, and the injunctive relief provided in this Paragraph 3 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by the Consultant.
4.Representations and Warranties.
(a)    The Consultant represents, warrants, covenants, and agrees that the Consultant has full power and authority to execute and deliver this Addendum and perform its obligations hereunder.
(b)    The Company represents, warrants, covenants, and agrees that it has full power and authority to execute and deliver this Addendum and perform its obligations hereunder.
5.Notices. Any notice, consent, or any other communication required under the provisions of this Addendum shall be given in writing and sent or delivered by hand, overnight courier, or messenger service, against a signed receipt or acknowledgment of receipt, or by registered mail, return receipt requested, postage prepaid, via email or by facsimile transmission or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Paragraph 14 to the other Party at his or its respective address set forth at the beginning of this Addendum, with notice to the Company being sent to the attention of the individual who executed this Addendum on behalf of the Company. Either Party may, by like notice, change the person, physical or email address, or facsimile number to which notice is to be sent. Email address for the Company: ___________________________; email address for the Consultant: _____________________.
6.Severability. If any term, covenant, or condition of this Addendum or the application thereof to any Party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Addendum, as applicable, or the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition thereof or hereof shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision thereof or hereof so that it complies with applicable law.
7.Entire Addendum to the Original Contract. This Addendum constitutes the entire agreement and understanding of the Company and the Consultant as to the subject matter hereof, superseding all prior written or prior or contemporaneous oral understandings or agreements including any previous agreements, or understandings with respect to the subject matter covered in this Addendum. Except as so modified by the terms contained in this Addendum, the Original Contract remains in full force and effect. This Addendum may not be modified or amended, nor may any right be waived, except by a writing that expressly refers to this Addendum, states that it is intended to be a modification, amendment, or waiver hereof, and is signed by both Parties in the case of a modification or amendment or by the Party granting the waiver. No course of conduct or dealing between the Parties and no custom or trade usage shall be relied upon to vary the terms of this Addendum. The failure of a Party to insist upon strict adherence to any term of this Addendum on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Addendum.
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8.Headings. The headings in this Addendum are for convenience of reference only and shall not affect in any way the construction or interpretation hereof.
9.Waivers. No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power, or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach of this Addendum shall be deemed to be a waiver of any other breach hereof. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either Party under this Addendum, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such Party of any other rights or the seeking of any other rights or remedies against any other Party.
10.Representation by Counsel. Each Party has had the opportunity to be represented by and have his or its legal counsel review this Addendum and, therefore, shall not be interpreted against any Party as the drafter.
11.Execution. This Addendum may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Facsimile, PDF, or other electronic signatures shall be accepted by the Parties as originals.
IN WITNESS WHEREOF, the Parties have executed this Addendum as of the Effective Date.
9323-9044 QC INC. (dba MSWIPE TECHNOLOGIES INC.)
By:
Giovanni De Luca, Chief Executive Officer
Agreed and Acknowledged:

    _________________________
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